Exhibit 99.1

Quanex Building Products	News Release
Quanex Building Products Corporation Declares
Quarterly Common Stock Dividend
Dates Set for Second Quarter Earnings Release and Conference Call
Houston, Texas, May 29, 2008 — Quanex Building Products Corporation (NYSE:NX), an industry-leading manufacturer of value added, engineered materials and components for the Building Products market, announced today that its Board of Directors has declared the Company’s first quarterly cash dividend of $ 0.03 per share on its common stock, payable June 30, 2008, to shareholders of record on June 16, 2008.
The Company’s fiscal 2008 second quarter earnings, scheduled for release after market hours on June 9, 2008, will be Quanex Building Products Corporation’s first earnings release as a new company, following the execution of the spin/merger transactions on April 23, 2008. A live broadcast of the related conference call will be made available via the Company’s website, www.quanex.com, at 11:00 am Eastern on June 10, 2008. Raymond A. Jean, the Company’s chairman and chief executive officer will discuss the quarterly results and outlook for the year.
Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Registration Statement on Form 10, filed with the SEC on April 4, 2008 pursuant to the Securities Exchange Act of 1934, in particular the section titled, “Special Note About Forward-Looking Statements” contained therein.
Financial Contact: Jeff Galow, 713/877-5327
Media Contact: Valerie Calvert, 713/877-5305
For additional information, visit the Company’s website at www.quanex.com.
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